Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER FISCAL YEAR 2011 RESULTS; REVENUES AND OPERATING INCOME UP YEAR OVER YEAR

RUTLAND, VERMONT (September 1, 2010)— Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for the first quarter of its 2011 fiscal year, that included growth in both revenue and operating income.

For the quarter ended July 31, 2010, we reported revenue of $139.8 million, up $7.3 million or 5.6 percent over the same quarter last year. Operating income was $14.5 million for the quarter, up $5.4 million from the same quarter last year, including a $3.5 million gain on divestitures.  The gain on divestitures resulted from the sale of our Rochester, Massachusetts construction and demolition debris transfer station; our Cape Cod, Massachusetts transfer station; and our Cape Cod hauling assets and related equipment for consideration of $7.8 million on July 1, 2010. Our net loss applicable to common shareholders was ($2.9) million, or ($0.11) per common share in the quarter, compared to net loss of ($2.8) million, or ($0.11) per share for the same quarter last year.

Highlights for the quarter include:

•                  Revenues were up 5.6 percent from the same quarter last year, driven mainly by Solid Waste volume growth and higher recycling commodity prices.

•                  Operating income, excluding a $3.5 million gain on divestitures, was up 20.9% from the same quarter last year resulting primarily from landfill volumes and cost control.

•                  Adjusted EBITDA* for the quarter, excluding gain on divestitures, was $30.8 million.

•                  Achieved net debt reduction of $4.4 million.

•                  Increased Free Cash Flow* guidance range by $3.0 million and remain on target to achieve Revenue and Adjusted EBITDA guidance ranges.

“Overall, operating results in the first quarter tracked well against our fiscal year plan, with our New York landfills yielding better than expected results, energy prices at Maine Energy lower year-over-year as expected, and solid waste pricing weaker than expected,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “Entering the second quarter we completed the implementation of a systematic customer-by-customer profitability analysis to more effectively target pricing and we adopted sales commission structures to drive implementation.  These steps are expected to improve our solid waste pricing to get us back on track to meet our fiscal year pricing objectives.  Disposal pricing improved sequentially in the quarter as we sourced new higher priced tonnages; however these gains were offset by the negative roll-over pricing impact from the new landfill contracts sourced in the fall 2009.”

“We believe that our strategy to repay debt and reduce leverage is the right plan to drive long-term shareholder value, and we continue to dedicate significant resources and time to this goal,” Casella said.  “I am pleased to report solid progress in this area.  In early July, we completed the divestiture of the Rochester and Cape Cod, Massachusetts transfer and hauling assets for roughly $7.8 million in proceeds, bringing our total divestiture proceeds to $11.1 million since announcing the program in December 2009.”

Fiscal 2011 Outlook

We confirm our fiscal year guidance for the following:

•                  Revenues between $532.0 million and $542.0 million;

•                  Adjusted EBITDA* between $123.0 million and $127.0 million.

We improve our fiscal year guidance for the following:

•                  Capital expenditures between $57.0 million and $63.0 million (down from between $60.0 million and $66.0 million), with maintenance capital expenditures unchanged between $53.0 million and $56.0 million and growth capital expenditures reduced by $3.0 million to a new range between $4.0 million and $7.0 million.

•                  Free Cash Flow* between $4.0 million and $11.0 million (up from between $1.0 million and $8.0 million).

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment charge, environmental remediation charge as well as development project charges (Adjusted EBITDA) which is a non-GAAP measure.  We also disclose Free Cash Flow defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from sales of property and equipment, which is a non-GAAP measure.  Adjusted EBITDA and Free Cash Flow are reconciled to Net Cash Provided by Operating Activities in the attached Notes to Consolidated Financial Statements.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. Adjusted EBITDA and Free Cash Flow are not intended to replace “Net Cash Provided by Operating Activities”, which is the most comparable GAAP financial measure. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.  For further information, contact Ned Coletta, director of investor relations at (802) 772-2239, or visit the company’s website at http://www.casella.com.

Conference call to discuss first quarter

We will host a conference call to discuss these results on Thursday, September 2, 2010 at 10:00 a.m. ET.  Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on our website, or by calling (800) 642-1687 or (706) 645-9291 (passcode 94458956) until 11:59 p.m. ET on Thursday, September 9, 2010.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as we “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase revenues sufficiently to achieve estimated Adjusted EBITDA and other targets; we may be unable to implement our divestiture plan due to market conditions or other factors; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2010.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2010	2009

Revenues	$139,841	$132,457

Operating expenses:
Cost of operations	94,845	87,628
General and administration	17,225	16,225
Depreciation and amortization	16,727	19,492
Gain on divestiture	(3,502)	—
	125,295	123,345

Operating income	14,546	9,112

Other expense/(income), net:
Interest expense, net	14,631	9,814
Loss from equity method investments	2,132	1,219
Loss on debt modification	—	511
Other income	(94)	(46)
	16,669	11,498

Loss from continuing operations before income taxes and discontinued operations	(2,123)	(2,386)
Provision for income taxes	779	562

Loss from continuing operations before discontinued operations	(2,902)	(2,948)

Discontinued Operations:
Income from discontinued operations, net of income taxes (1)	—	129
Income on disposal of discontinued operations, net of income taxes (1)	—	41

Net loss available to common stockholders	$(2,902)	$(2,778)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,905	25,688

Net loss per common share	$(0.11)	$(0.11)

Adjusted EBITDA (2)	$34,310	$31,083

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	April 30,	July 31,
	2010	2010

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,035	$2,295
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	61,722	64,425
Other current assets	18,231	18,498
Total current assets	82,064	85,294

Property, plant and equipment, net of accumulated depreciation	480,053	478,771
Goodwill	125,792	125,792
Intangible assets, net	3,085	2,840
Restricted cash	228	222
Investments in unconsolidated entities	40,965	38,579
Other non-current assets	22,627	19,790

Total assets	$754,814	$751,288

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$2,000	$2,473
Current maturities of financing lease obligations	1,449	1,476
Accounts payable	40,139	41,632
Other accrued liabilities	46,492	44,045
Total current liabilities	90,080	89,626

Long-term debt and capital leases, less current maturities	556,130	553,927
Financing lease obligations, less current maturities	10,832	10,453
Other long-term liabilities	47,476	48,733

Stockholders’ equity	50,296	48,549

Total liabilities and stockholders’ equity	$754,814	$751,288

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	July 31,	July 31,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(2,902)	$(2,778)
Income from discontinued operations, net	—	(129)
Income on disposal of discontinued operations, net	—	(41)
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on divestiture	(3,502)	—
Gain on sale of equipment	(101)	(428)
Depreciation and amortization	16,727	19,492
Depletion of landfill operating lease obligations	2,192	1,520
Interest accretion on landfill and environmental remediation liabilities	845	959
Amortization of premium on senior notes	(191)	(176)
Amortization of discount on term loan and second lien notes	538	122
Loss from equity method investments	2,132	1,219
Loss on debt modification	—	511
Stock-based compensation	630	530
Deferred income taxes	659	505
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(3,723)	2,932
	16,206	27,186
Net Cash Provided by Operating Activities	13,304	24,238
Cash Flows from Investing Activities:
Additions to property, plant and equipment - growth	(882)	(841)
- maintenance	(14,938)	(17,405)
Payments on landfill operating lease obligations	(789)	(1,327)
Proceeds from divestiture	7,533	—
Proceeds from sale of equipment	308	583
Net Cash Used In Investing Activities	(8,768)	(18,990)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	32,900	374,044
Principal payments on long-term debt	(37,347)	(366,204)
Payment of financing costs	(215)	(13,906)
Proceeds from exercise of stock options	160	85
Net Cash Used in Financing Activities	(4,502)	(5,981)
Cash Provided by Discontinued Operations	226	532
Net increase (decrease) in cash and cash equivalents	260	(201)
Cash and cash equivalents, beginning of period	2,035	1,838
Cash and cash equivalents, end of period	$2,295	$1,637
Supplemental Disclosures:
Cash interest	$13,352	$3,983
Cash income taxes, net of refunds	$65	$(54)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1:     Discontinued Operations

We completed the divestiture of our Great Northern Recycling Canadian operation in the third quarter of fiscal year 2010 for a settlement amount of $400 in cash.  In the fourth quarter of fiscal year 2010, we also completed the divestiture of our domestic brokerage operations for a settlement amount of $1,350.  We had previously accounted for these transactions as assets under contractual obligation.  This resulted in a gain on disposal of discontinued operations (net of tax) amounting to $41 for the three months ended July 31, 2009.

Our contract for our FCR Cape May operation expired in the third quarter of fiscal year 2010.  Accordingly, this operation has been treated as a discontinued operation and the operating results of this operations for the three months ended July 31, 2009 have been reclassified from continuing to discontinued operations in the our consolidated financial statements.  This resulted in income from discontinued operations (net of tax) amounting to $129 for the three months ended July 31, 2009.

Note 2:     Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment charge, environmental remediation charge as well as development project charges (Adjusted EBITDA) and net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from sales of property and equipment (Free Cash Flow), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. Adjusted EBITDA and Free Cash Flow are not intended to replace “Net Cash Provided by Operating Activities”, which is the most comparable GAAP financial measure. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2010	2009

Net Cash Provided by Operating Activities	$13,304	$24,238
Changes in assets and liabilities, net of effects of acquisitions and divestitures	3,723	(2,932)
Stock-based compensation, net of excess tax benefit on exercise of options	(630)	(530)
Provision for income taxes, net of deferred taxes	120	57
Net interest expense plus amortization of premium/discount	14,284	9,868
Gain on Divestiture	3,502	—
Gain on sale of equipment and other	7	382
Adjusted EBITDA (2)	$34,310	$31,083

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2010	2009
Net Cash Provided by Operating Activities	$13,304	$24,238
Capital expenditures	(15,820)	(18,246)
Payments on landfill operating leases	(789)	(1,327)
Proceeds from sale of property and equipment	7,841	583
Free Cash Flow	$4,536	$5,248

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided are as follows:

	Three Months Ended July 31,
	2010	% of Total Revenue	2009	% of Total Revenue
Collection	$52,676	37.7%	$53,108	40.1%
Disposal	29,380	21.0%	29,742	22.5%
Power/LFGTE	5,714	4.1%	6,369	4.8%
Processing and recycling	14,799	10.6%	11,778	8.9%
Solid waste operations	102,569	73.4%	100,997	76.3%
Major accounts	10,401	7.4%	9,792	7.4%
FCR recycling	26,871	19.2%	21,668	16.3%
Total revenues	$139,841	100.0%	$132,457	100.0%

Components of revenue growth for the three months ended July 31, 2010 compared to the three months ended July 31, 2009:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$294	0.6%	0.3%	0.2%
Disposal	(161)	-0.5%	-0.2%	-0.1%
Power/LFGTE	(53)	-0.8%	-0.1%	0.0%
Processing and recycling	(41)	-0.3%	0.0%	0.0%
Solid Waste Yield	39		0.0%	0.0%

Volume	3,653		3.6%	2.8%
Commodity price & volume	1,033		1.0%	0.8%
Fuel surcharges	601		0.6%	0.5%
Acquisitions & divestitures	(373)		-0.3%	-0.3%
Closed landfill	(3,382)		-3.3%	-2.6%
Total Solid Waste	1,571		1.6%	1.2%

Major Accounts	610			0.5%

		% of FCR Operations
FCR Operations:
Commodity price	4,485	20.7%	3.4%
Commodity volume	719	3.3%	0.5%
Total FCR	5,204	24.0%	3.9%

Total Company	$7,385		5.6%

Solid Waste Internalization Rates by Region:

	Three Months Ended July 31,
	2010	2009
Eastern region	50.9%	54.4%
Central region	82.2%	82.7%
Western region	68.3%	62.6%
Solid waste internalization	64.1%	65.9%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended July 31,
	2010	2009
Revenues	$17,438	$21,119
Net (loss) income	(4,264)	(2,437)
Cash flow from operations	375	2,895
Net working capital changes	2,163	2,061
Adjusted EBITDA	$(1,788)	$834

As a percentage of revenue:

Net loss	-24.5%	-11.5%
Adjusted EBITDA	-10.3%	3.9%

(1)  We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended July 31,
	2010	2009
Growth Capital Expenditures:
Landfill Development	$227	$225
Other	655	616
Total Growth Capital Expenditures	882	841

Maintenance Capital Expenditures:

Vehicles, Machinery / Equipment and Containers	7,293	5,400
Landfill Construction & Equipment	7,052	11,066
Facilities	245	728
Other	348	211
Total Maintenance Capital Expenditures	14,938	17,405

Total Capital Expenditures	$15,820	$18,246

(1) Our capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.